Sharecare announces first quarter 2024 financial results and operational highlights

ATLANTA – May 9, 2024 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter ended March 31, 2024.

“As we report first quarter earnings, we are thrilled that our purpose-built digital navigation platform for Medicaid is launching on July 1, 2024, to approximately 750,000 Medicaid members,” said Brent Layton, CEO of Sharecare. “As we successfully expand into new markets leveraging our assets, we remain committed to providing measurable value to our customers and renewing long-term relationships while also growing revenue across our three divisions – and I want to reiterate that we remain confident in our business.”

First Quarter 2024 Financial Results
All comparisons, unless otherwise noted, are to the three months ended March 31, 2023.
•Revenue of $90.9 million compared to $116.3 million, a decrease of $25.4 million, or 22%.
•Net loss attributable to Sharecare of $35.1 million compared to $34.7 million, an increase of $0.4 million. Net loss attributable to Sharecare in the first quarter of 2024 included $13.6 million in non-cash stock compensation; $2.2 million in non-operating, non-recurring costs; $3.3 million of reorganizational and severance costs; and $2.7 million of other non-cash or non-operational income. Excluding these amounts, the adjusted net loss was $13.3 million in the current quarter.
•Adjusted EBITDA of $(2.7) million compared to $0.6 million, a decrease to adjusted EBITDA of $3.3 million.
•Net loss per share of $0.10 for both periods.
•Adjusted net loss per share, which excludes the impact of non-cash and non-operational amounts, was $0.04 compared to $0.03, an increase to adjusted net loss per share of $0.01.

“While revenue was down in first quarter, it was largely low margin business; and coupled with tight cost controls, we were able to minimize the impact to adjusted EBITDA,” said Justin Ferrero, president and chief financial officer of Sharecare. “We will continue to drive meaningful cost savings while delivering high-quality services, and carefully manage our balance sheet.”

Strategic Review

Under the direction of Sharecare’s special committee of the Board of Directors, with the support of the Company’s executive chairman and senior management, Sharecare is in active discussions with multiple bidders for a potential sale of the Company or other strategic transaction. While Sharecare expects to bring the process to a conclusion within 30 to 45 days and will communicate the result at that time, there can be no assurance of that timing, or that a transaction will result at all.

Layton added, “We are focused on maximizing value for our shareholders. While I know many are eager to hear about the Board’s decision on the strategic review, I want to reinforce that our team remains laser focused on growth, profitability, and delivering on our commitments to our clients and the people they serve.”

Conference Call
The Company will host a conference call to review the first quarter results today, Thursday, May 9, 2024, at 4:30 p.m. EST. The call can be accessed by dialing (833) 636-1352 for U.S. participants or (412) 902-4148 for international participants, and referencing the Sharecare earnings call; or via live audio webcast, available online at https://investors.sharecare.com/. A webcast replay of the call will be available for on-demand listening at the same link and will remain available for approximately 90 days.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures adjusted EBITDA, adjusted net loss, and adjusted loss per share are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net loss, and adjusted loss per share to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historical adjusted EBITDA, adjusted net loss, and adjusted loss per share to net loss, the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

We have not reconciled adjusted EBITDA guidance to net loss because we do not provide guidance for net loss or for items that we do not consider indicative of our ongoing performance, including, but not limited to, the impact of significant non-recurring items, as certain of these items are out of our control and/or cannot be reasonably predicted. Accordingly, reconciliations of adjusted EBITDA guidance to the corresponding U.S. GAAP measures are not available without unreasonable effort.

Adjusted EBITDA
We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) income tax (benefit) expense, (v) other (income) expense (non-operating), (vi) share-based compensation, (vii) warrants issued with revenue contracts, (viii) amortization of non-cash payment for research and development, (ix) non-operating, non-recurring costs, (x) reorganizational and severance costs, and (xi) acquisition-related costs. We do not view the items excluded as representative of normal, recurring, cash operating expenses necessary to operate the Company’s lines of business and services.

Non-operating, non-recurring costs for the three months ended March 31, 2024 include costs related to legal matters involving prior acquisitions and in connection with the contractual obligation with a financially distressed vendor and are recorded in general and administrative operating expense. Non-operating, non-recurring costs for the three months ended March 31, 2023 include costs of our ERP system implementation, costs of contractual obligations associated with a financially distressed vendor, and costs related to legal matters. The ERP and legal matter costs are recorded in general and administrative operating expense and the financially distressed vendor costs are recorded in cost of revenue in the Consolidated Statement of Operations and Comprehensive Loss for each respective period presented.

Legal matter costs include attorney fees associated with a dispute that arose from a prior acquisition, attorney fees associated with the submission of an unsolicited acquisition offer as filed in the Schedule 13D with the SEC on October 11, 2023, and attorney fees related to contractual obligations associated with a financially distressed vendor. These matters have unique facts and circumstance that are not directly related to our operations. We do not consider these costs to be normal, recurring, cash operating expenses necessary to operate our business.

The ERP implementation is viewed as a transformational undertaking due to the extensive scope and inherent change management involved to transition to a new single-solution ERP system from the disparate legacy systems. These costs consist of internal and third-party costs of the ERP implementation and do not include capitalized costs, depreciation and/or amortization, or costs to support or maintain software applications or systems once they are in productive use. The ERP system was fully implemented as planned in 2023, and such costs are not expected to recur in the foreseeable future. We do not consider these costs to be normal, recurring, cash operating expenses necessary to operate our business.

Financially distressed vendor costs include financial support from us to a vendor in response to the vendor’s financial difficulties, which absent such support would have resulted in an interruption of our service to our customers. Because we are committed to providing uninterrupted service to our customers, and to minimizing the risk of such a disruption, we made additional, advance payments to the vendor beyond those that were due to the vendor in association with services procured from the vendor. We ceased procuring services from the vendor in Q2 2023 and subsequent to that period no further amounts were paid. Because the costs of the additional payments made to the vendor were incremental to the costs incurred by us to deliver service to our customers, we do not consider them to be normal, recurring, cash operating expenses necessary to operate our business.

Reorganizational and severance costs are a component of our Globalization Efforts and Cost Savings as described in Key Factors and Trends Affecting our Operating Performance. These costs are due to efforts to globalize and centralize our workforce through the creation of the global shared service center which is expected to be fully operational during the first half of 2024. We have never had a global shared service center and view this undertaking as outside the scope of normal operations. Costs include salary, benefits, equity and bonus compensation, and other employee costs for those who were identified to be terminated. These costs were recorded in sales and marketing, product and technology, and general and administrative operating expenses in the Consolidated Statement of Operations and Comprehensive Loss for the periods presented, based on the employee’s respective job function. Because these costs are part of a specific and unprecedented initiative, we do not consider these expenses to be normal, recurring, cash operating expenses necessary to operate our business.

Certain prior period adjusted EBITDA add-back amounts have been reclassified to new add-back line items in order to conform to the current period presentation and to more accurately describe the nature of the amounts year-over-year. These reclassifications had no effect on the previously reported adjusted EBITDA totals.

In conformance with the SEC’s clarified guidance around – and recent focus on – non-GAAP financial measures, our adjusted EBITDA now includes costs related to an exited contract, abandoned leases, and certain staff reorganization expenses, all of which were previously disclosed but excluded from our historical adjusted EBITDA calculations and guidance. Further details can be found below in footnote (d) in the reconciliation table for adjusted EBITDA.

Adjusted Net Loss
We calculate adjusted net loss as net loss attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) share-based compensation, (v) warrants issued with revenue contracts, (vi) amortization of non-cash payment for research and development, (vii) non-operating, non-recurring costs, (viii) reorganizational and severance costs, and (ix) acquisition-related costs. We do not view the items excluded as representative of normal, recurring, cash operating expenses necessary to operate our lines of business and services.

Adjusted Loss Per Share
We calculate adjusted lost per share as adjusted net loss, as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is a leading digital healthcare company that helps people access, navigate and unify resources to improve their health and well-being in one place, regardless of where they are in their health journey. Our comprehensive and data-driven interoperable ecosystem is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by enabling positive behavior change. Driven by our philosophy that we are “all together better,” at Sharecare, we are committed to supporting each individual through the lens of their personal health and ensuring high-quality care is more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, statements regarding the strategic review and timing related thereto, our long-term strategy and positioning, growth, globalization and other strategic cost optimization initiatives and the corresponding benefits, including long-term growth, margin improvement and cash flow improvements, and partnerships or other relationships with third parties or customers, in each case on our future growth objectives and statements regarding our future results and outlook.

We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. For example, the Company’s Financial Outlook assumes business currently under contract and satisfaction by our customers of their contractual obligations under those agreements, which is not within the Company’s control. If a customer fails to satisfy its contractual obligations, actual revenue and Adjusted EBITDA could be negatively impacted. Descriptions of some of the other factors that could cause actual results to differ materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Investor Relations:
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SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$90,861	$116,295
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	51,121	67,890
Sales and marketing	13,558	15,348
Product and technology	14,544	20,808
General and administrative	34,907	34,121
Depreciation and amortization	13,331	14,781
Total costs and operating expenses	127,461	152,948
Loss from operations	(36,600)	(36,653)
Other income:
Interest income	1,274	1,680
Interest expense	(217)	(430)
Other income	368	429
Total other income	1,425	1,679
Loss before income tax benefit (expense)	(35,175)	(34,974)
Income tax benefit (expense)	31	(31)
Net loss	(35,144)	(35,005)
Net loss attributable to noncontrolling interest in subsidiaries	(57)	(346)
Net loss attributable to Sharecare, Inc.	$(35,087)	$(34,659)

Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.10)
Weighted-average common shares outstanding, basic and diluted	354,208,908	352,923,217

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	As of March 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$100,320	$128,187
Accounts receivable, net (net of allowance for doubtful accounts of $8,348 and $8,544, respectively)	124,936	128,173
Other receivables	2,213	2,262
Prepaid expenses	9,875	6,007
Other current assets	2,814	3,178
Total current assets	240,158	267,807
Property and equipment, net	2,751	3,375
Other long-term assets	13,599	13,863
Intangible assets, net	130,263	136,552
Goodwill	191,860	192,037
Total assets	$578,631	$613,634
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,530	$45,388
Accrued expenses and other current liabilities	55,516	65,706
Deferred revenue	5,735	5,517
Total current liabilities	106,781	116,611
Warrant liabilities	317	403
Long-term debt	586	519
Other long-term liabilities	7,171	8,032
Total liabilities	114,855	125,565
Commitments and contingencies
Series A convertible redeemable preferred shares, $0.0001 par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding, aggregate liquidation preference of $50,000 as of March 31, 2024 and December 31, 2023	58,205	58,205
Stockholders’ equity:
Common stock, $0.0001 par value; 600,000,000 and 600,000,000 shares authorized; 358,572,273 and 353,430,357 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	36	35
Additional paid-in capital	1,168,869	1,157,737
Accumulated other comprehensive loss	(2,551)	(2,263)
Accumulated deficit	(760,460)	(725,373)
Total Sharecare stockholders’ equity	405,894	430,136
Noncontrolling interest in subsidiaries	(323)	(272)
Total stockholders’ equity	405,571	429,864
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$578,631	$613,634

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(35,144)	$(35,005)
Add:
Depreciation and amortization	13,331	14,781
Interest income	(1,274)	(1,680)
Interest expense	217	430
Income tax (benefit) expense	(31)	31
Other income (non-operating)	(368)	(429)
Share-based compensation	13,596	9,969
Warrants issued with revenue contracts	28	14
Amortization of non-cash payment for research and development	—	1,190
Non-operating, non-recurring costs(a)	2,162	1,716
Reorganizational and severance costs(b)	3,345	9,030
Acquisition-related costs	1,413	558
Adjusted EBITDA(c)(d)	$(2,725)	$605

(a)	For the three months ended March 31, 2024, primarily represents costs related to legal matters involving prior acquisitions for $1.7 million and in connection with the contractual obligation with a financially distressed vendor of $0.4 million. For the three months ended March 31, 2023, primarily represents costs related to the ERP implementation of $0.4 million, contractual obligations with a financially distressed vendor of $0.4 million, and legal matters of $0.2 million.
(b)	For the three months ended March 31, 2024, primarily represents costs related to globalizing the Company's workforce of $2.9 million and severance of $0.4 million. For the three months ended March 31, 2023, primarily represents costs related to globalizing the Company's workforce of $8.3 million and severance of $0.8 million.
(c)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.
(d)	Effective September 30, 2023, we no longer exclude costs associated with exiting a contract and lease terminations from our computation of adjusted EBITDA. For the three months ended March 31, 2023 these costs totaled $0.7 and $0.8 million, respectively.

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO SHARECARE TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Net loss attributable to Sharecare, Inc.	$(35,087)	$(34,659)
Add:
Amortization of acquired intangibles(a)	1,599	1,632
Amortization of deferred financing fees	—	31
Change in fair value of warrant liability and contingent consideration	(379)	(138)
Share-based compensation	13,596	9,969
Warrants issued with revenue contracts	28	14
Amortization of non-cash payment for research and development	—	1,190
Non-operating, non-recurring costs(b)	2,162	1,716
Reorganizational and severance costs(c)	3,345	9,030
Acquisition-related costs	1,413	558
Adjusted net loss(d)(e)	$(13,323)	$(10,657)

Weighted-average common shares outstanding, basic and diluted	354,208,908	352,923,217

Loss per share	$(0.10)	$(0.10)
Adjusted loss per share	$(0.04)	$(0.03)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	For the three months ended March 31, 2024, primarily represents costs related to legal matters involving prior acquisitions for $1.7 million and in connection with the contractual obligation with a financially distressed vendor of $0.4 million. For the three months ended March 31, 2023, primarily represents costs related to the ERP implementation of $0.4 million, contractual obligations with a financially distressed vendor of $0.4 million, and legal matters of $0.2 million.
(c)	For the three months ended March 31, 2024, primarily represents costs related to globalizing the Company's workforce of $2.9 million and severance of $0.4 million. For the three months ended March 31, 2023, primarily represents costs related to globalizing the Company's workforce of $8.3 million and severance of $0.8 million.
(d)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given the Company is in a full valuation allowance position.
(e)	Effective September 30, 2023, we no longer exclude costs associated with exiting a contract and lease terminations from our computation of adjusted EBITDA. For the three months ended March 31, 2023 these costs totaled $0.7 and $0.8 million, respectively.